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                                                                   EXHIBIT 4.118

Prepared by and mail to:

Clifford Chance US LLP
200 Park Avenue
New York, New York 10166
Attn: Dawn E. Goldberg, Esq.

                                                  ALLEGHENY COUNTY, PENNSYLVANIA

                     SECOND OPEN-END MORTGAGE, ASSIGNMENT OF
                     LEASES AND RENTS AND SECURITY AGREEMENT

                     [This Mortgage Secures Future Advances]

                  THIS SECOND OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this "Instrument") entered into as of the 15th day of May, 2003 but effective as of the 19th day of May, 2003 by MARCONI COMMUNICATIONS, INC. (formerly known as FORE Systems, Inc.), a Delaware corporation ("Mortgagor"), having an address at c/o Marconi Corporation plc, One Bruton Street, London W1J 6AQ United Kingdom, to THE LAW DEBENTURE TRUST CORPORATION p.l.c., a public limited company organized under the laws of England and Wales, as Security Trustee for the Secured Creditors (as defined in the Intercreditor Agreement) (together with any co-trustee, co-agent or other entity appointed pursuant to clause 16 of the Intercreditor Agreement (as defined below)) ("Mortgagee") under the Security Trust and Intercreditor Deed dated the date hereof and made among Marconi Corporation plc as Issuer; Mortgagee; the persons listed in Schedule 1 thereto as Guarantors; Law Debenture Trust Company of New York as Senior Note Trustee; JPMorgan Chase Bank as Junior Note Trustee; HSBC Bank plc as New Bonding Facility Agent; The Bank of New York as Depositary, Paying Agent and Registrar; the persons listed in Part A Schedule 2 thereto as Intra-Group Creditors; the persons listed in Part B Schedule 2 thereto as Intra-Group Borrowers and the persons listed in Schedule 3 thereto as New Bonding Facility Banks (as amended, modified or supplemented from time to time, the "Intercreditor Agreement"), having an address at Fifth Floor, 100 Wood Street, London EC2V 7EX United Kingdom. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

                  This Instrument shall be an Open-End Mortgage in accordance with 42 Pa. Cons. Stat. Section 8143 and it is understood and agreed that this Instrument is intended to secure balances of loan advances that may be made after this Instrument is delivered to the recorder for recordation. The maximum value of the unpaid balances of such loan advances that in the aggregate, exclusive of interest, may be outstanding at any time pursuant to this provision is One Billion Two Hundred Eighty-Four Million Nine Hundred Twenty-Five Thousand and No/100 Dollars (U.S.$1,284,925,000.00); provided, however, that the Secured Creditors may make additional loan advances pursuant to the provisions of this Instrument to protect the Mortgaged Property, the lien of this Instrument or otherwise, including, but not limited to, advances to pay taxes, assessments, insurance premiums, and all other amounts that the Mortgagor has agreed to pay pursuant to the provisions hereof or that the Mortgagee has incurred by reason of the occurrence of a default which shall also be secured by this Instrument.

                  The written notices provided for in 42 Pa. Cons. Stat. Section 8143 from a person claiming priority of a lien or encumbrance over the lien of this Instrument for any future advances made under the Indentures and the Notes shall be either personally delivered to Mortgagee at its principal place of

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business set forth above or sent to Mortgagee by certified mail, postage prepaid, return receipt requested, addressed to Mortgagee, at Mortgagee's address set forth above.

                              W I T N E S S E T H:

                  WHEREAS, Mortgagor is a United States wholly-owned subsidiary of Marconi Corporation, plc (the "Issuer"), which is the Issuer under the Indentures, the Notes and the New Bonding Facility Agreement;

                  WHEREAS, as of the date hereof and in favor of Mortgagee, Mortgagor has entered into a Guarantee of the Senior Notes and Senior Note Indenture, a Guarantee of the Junior Notes and the Junior Note Indenture and a Composite Guarantee of certain other obligations under the Relevant Documents, including the New Bonding Facility Agreement (collectively, the "Guarantees"), pursuant to which Mortgagor has agreed to guarantee the "Guaranteed Obligations" (as such term is defined in each of the Guarantees) and has agreed to secure the Guaranteed Obligations and other obligations;

                  WHEREAS, Mortgagor has received substantial benefit from the loans made under the Indentures, the New Bonding Facility Agreement and the other Relevant Documents; and

                  WHEREAS, Mortgagee and the Secured Creditors have required that Mortgagor execute and deliver this Instrument (i) in order to secure the prompt and complete payment, observance and performance of all of the Secured Obligations (as defined below) and (ii) as a condition precedent to Mortgagee and the Secured Creditors entering into the Relevant Documents.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                 GRANTING CLAUSE

                  To secure the payment in full of the Secured Obligations (as hereinafter defined), Mortgagor has bargained, sold, given, granted and conveyed and does hereby bargain, sell, grant, remise, release, and convey, mortgage and warrant to Mortgagee, its successors and assigns, and grants a security interest to Mortgagee, its successors and assigns, in and to the following described real estate located in Allegheny County, Pennsylvania (the "Commonwealth"):

                  See Exhibit A attached hereto and by this reference made a part hereof which real estate (the "Land"), together with all right, title and interest, if any, which Mortgagor may now have or hereafter acquire in and to all improvements, buildings and structures thereon of every nature whatsoever, is herein called the "Premises."

                  TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Mortgagor may now have or hereafter acquire in and to (a) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, air rights, development rights, water courses, water rights and powers, and public places adjoining said Land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto and (b) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements,

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betterments, renewals, substitutions and replacements to, or of any rights and interests described in subparagraph (a) above and this subparagraph (b) (hereinafter collectively called the "Property Rights").

                  TOGETHER WITH all additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with and the development of the Land, the Premises or the Property Rights and all additional lands and estates therein which may, from time to time, by supplemental Mortgage or otherwise, be expressly made subject to the lien of this Instrument.

                  TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest which Mortgagor may now or hereafter acquire in and to fixtures and appurtenances of every nature whatsoever now or hereafter located in, on or attached to, and used or intended to be used in connection with, or with the operation of, the Premises, including, but not limited to, (a) all apparatus, machinery, and equipment of Mortgagor; (b) all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to or of any of the foregoing (the items described in the foregoing (a) and (b) being the "Fixtures"); and (c) all personal property and equipment of every nature whatsoever now or hereafter located in or on the Premises, including, but not limited to, (i) all screens, window shades, blinds, wainscoting, storm doors and windows, floor coverings, and awnings of Mortgagor; (ii) all apparatus, machinery, equipment and appliances of Mortgagor not included as Fixtures; (iii) all items of furniture, furnishings, and personal property of Mortgagor; and (iv) all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to or of any of the foregoing (i)-(iii) (the items described in the foregoing
(i)-(iv) and any other personal property referred to in this paragraph being the "Personal Property") and in and to the proceeds of the Personal Property. It is mutually agreed, intended and declared that the Premises and all of the Property Rights and Fixtures owned by Mortgagor (referred to collectively herein as the "Real Property") shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Instrument to be real estate and covered by this Instrument. It is also agreed that if any of the property herein conveyed is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code as enacted by the Commonwealth ("UCC"), this Instrument shall constitute a security agreement, fixture filing and financing statement, and Mortgagor agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments Mortgagee may require from time to time to perfect or renew such security interest under the UCC. To the extent permitted by law, (x) all of the Fixtures are or are to become fixtures on the Land; and (y) this Instrument, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture-filing" within the meaning of 13 Pa. Cons. Stat. Sections 9334 and 9502 of the UCC. Subject to the terms and conditions of the Intercreditor Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to that part of the security in which a security interest may be perfected under the UCC, by the specific statutory consequences now or hereafter enacted and specified in the UCC, all at the Mortgagee's sole election.

                  TOGETHER WITH all the estate, right, title and interest of the Mortgagor, in and to all (i) judgments, insurance proceeds, unearned premiums, awards of damages and settlements, and any interest thereon, resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, the Personal Property or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Real Property, the Personal Property or any part thereof; and (subject to the terms of the Intercreditor Agreement) the Mortgagee is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor, and to apply the same as provided in the Intercreditor Agreement; (ii) contract rights, general intangibles, actions and rights in action, relating to the Real Property or the Personal Property, including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to

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damage to the Real Property or the Personal Property; and (iii) proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property or the Personal Property. (The rights and interests described in this paragraph shall hereinafter be collectively called the "Intangibles.")

                  As additional security for the Secured Obligations, Mortgagor does (i) hereby pledge and assign to Mortgagee from and after the date hereof (including any period of redemption), primarily and on a parity with said real estate, and not secondarily, all the rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security or as earnest money or as downpayment for the purchase of all or any part of the Real Property or the Personal Property) (the "Rents") under any and all present and future leases, contracts or other agreements relating to the ownership of the Real Property or the Personal Property or to the occupancy of all or any portion of the Real Property and,
(ii) except to the extent such a transfer or assignment is not permitted by the terms thereof (and a consent to the transfer or assignment has not been obtained), does hereby transfer and assign to Mortgagee all such leases, contracts and agreements (including all Mortgagor's rights (x) under any contracts for the sale of any portion of the Mortgaged Property (as hereinafter defined) and (y) to all revenues and royalties under any oil, gas and mineral leases relating to the Real Property) (the "Leases"). Mortgagee hereby grants to Mortgagor the right to collect and use the Rents as they become due and payable under the Leases, but not more than one (1) month in advance thereof, so long as no Trigger Event shall have occurred, provided that the existence of such right shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Mortgagor, and any such subsequent assignment shall be subject to the rights of the Mortgagee under this Instrument. Mortgagor further agrees to execute and deliver such assignments of leases or assignments of land sale contracts as Mortgagee may from time to time request solely for the purpose of creating, protecting, perfecting or maintaining an enforceable lien thereon and an enforceable and valid assignment of Leases and Rents. Upon the occurrence of a Trigger Event, (i) the Mortgagor agrees, upon demand, to deliver to the Mortgagee all of the Leases with such additional assignments thereof as the Mortgagee may request and agrees that the Mortgagee may assume the management of the Real Property and collect the Rents (provided that such assumption of management shall be done solely to the extent necessary to collect the Rents in the event of a Material Default), applying the Rents upon the Secured Obligations (as defined below) in the manner provided in the Intercreditor Agreement, and (ii) the Mortgagor hereby authorizes and directs all tenants, purchasers or other persons occupying or otherwise acquiring any interest in any part of the Real Property to pay the Rents due under the Leases to the Mortgagee upon request of the Mortgagee. Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact to manage said property and collect the Rents, with full power to bring suit for collection of the Rents and possession of the Real Property (provided that such possession shall be taken solely to the extent necessary to collect the Rents in the event of a Material Default), giving and granting unto said Mortgagee and unto its agent or attorney full power coupled with an interest and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the protection of the security hereby conveyed (provided that such acts shall be limited to those necessary to collect the Rents in the event of a Material Default); provided, however, that
(i) this power of attorney and assignment of Rents shall not be construed as an obligation upon said Mortgagee to make or cause to be made any repairs that may be needful or necessary, and (ii) Mortgagee agrees that so long as no Trigger Event shall have occurred, Mortgagee shall permit Mortgagor to perform the aforementioned management responsibilities. Upon Mortgagee's receipt of the Rents, at Mortgagee's option, it may: (i) pay charges for collection hereunder, costs of necessary repairs and other costs requisite and necessary during the continuance of this power of attorney and assignment of Rents, (ii) pay general and special taxes, insurance premiums, and, thereafter, (iii) distribute the balance of the Rents pursuant to the provisions of the Intercreditor Agreement. This power of attorney and assignment of rents shall be irrevocable until this Instrument shall have been satisfied and released of record and the releasing

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or reconveyance of this Instrument shall act as a revocation of this power of attorney and assignment of rents. Subject to Mortgagee's grant to Mortgagor of the collection and use of the Rents set forth above, Mortgagee shall have and hereby expressly reserves the right and privilege (but assumes no obligation) to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with the provisions of the Intercreditor Agreement. For purposes of this Instrument, a "Trigger Event" shall mean (i) an Enforcement Event or (ii) a "Material Default" which for purposes of this Instrument shall mean any event that is (A) an Insolvency Event which is also an Event of Default or (B) any Event of Default that the Instructing Trustee notifies and instructs the Mortgagee to act in response to pursuant to the Intercreditor Agreement. Notwithstanding anything herein, upon an Enforcement Event, Mortgagee shall have the absolute right and option to exercise any and all rights and remedies provided for in this Instrument and available at law or in equity.

                  All of the property described above, and each item of property herein described, and all other rights of Mortgagor in and to such items of property, not limited to, but including, the Land, the Premises, the Property Rights, the Fixtures, the Real Property, the Personal Property, the Intangibles, the Rents and the Leases, is herein collectively referred to as the "Mortgaged Property". As used herein, "Secured Obligations" means all present and future indebtedness, liabilities and obligations (for the avoidance of doubt, including any liabilities and obligations that have been cash-collateralized by the Mortgagor), at any time of Mortgagor under the Relevant Documents (including this Instrument), including any liability in respect of any further advances, if any, made under the Relevant Documents, both actual and contingent (and whether incurred solely or jointly or in any other capacity) together with any of the following matters relating to or arising in respect of those liabilities and obligations: (1) any refinancing, novation, deferral or extension; (2) any obligation relating to any increase in the amount of such obligations; (3) any claim for damages or restitution; and (4) any claim as a result of any recovery by Mortgagor of a payment or discharge, or non-allowability, on the grounds of preference; and any amounts that would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings (including interest accruing after the commencement of any insolvency or other proceedings).

                  Nothing herein contained shall be construed as constituting the Mortgagee or any of its Delegates, or any of the other Secured Creditors a mortgagee-in-possession in the absence of the taking of actual possession of the Mortgaged Property by the Mortgagee or any of its Delegates or any of the Secured Creditors. Nothing contained in this Instrument shall be construed as imposing on Mortgagee any of the obligations of the lessor under any lease of the Mortgaged Property in the absence of an explicit assumption thereof by Mortgagee. In the exercise of the powers herein granted the Mortgagee, no liability shall be asserted or enforced against the Mortgagee, all such liability being expressly waived and released by Mortgagor.

                  TO HAVE AND TO HOLD the Mortgaged Property, properties, rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns, upon the terms and conditions and for the uses and purposes herein set forth until all conditions set forth in Section 5.3 of the Intercreditor Agreement are satisfied. If the Secured Obligations are paid and performed in full and completely as and when due in accordance with their respective terms and in accordance with Section 5.3 of the Intercreditor Agreement, the lien of mortgage provided for herein shall be null and void and shall be promptly satisfied of record at the request and cost of Mortgagor as provided by law. If, however, a Trigger Event shall have occurred, then Mortgagee shall be entitled to invoke the remedies provided for in this granting clause in connection with the assignment of Leases and Rents, and if an Enforcement Event shall have occurred, then Mortgagee shall, in addition to all other rights and remedies at law or equity provided, be entitled to invoke the remedies provided for in Article IV below including without limitation the right to foreclose this Instrument by judicial proceedings. To the fullest extent permitted by

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law Mortgagor hereby releases and waives all rights under and by virtue of any homestead exemption laws of the Commonwealth.

                  The following provisions shall also constitute an integral part of this Instrument:

                                    ARTICLE I

                                   [RESERVED]

                                   ARTICLE II

                             COVENANTS OF MORTGAGOR

         Section 2.01.     [RESERVED]

         Section 2.02. Leases Affecting the Real Property. All future lessees under any Lease of the Real Property, or any part thereof, made after the date of recording of this Instrument shall, at Mortgagee's option and without any further documentation, attorn to Mortgagee as lessor if for any reason Mortgagee becomes lessor thereunder, and, thereafter, upon demand, to pay Rent to Mortgagee, and Mortgagee shall not be responsible under such Lease for matters arising prior to Mortgagee becoming lessor thereunder. In respect of each Lease which may be entered into on or after the date hereof, the lien and estate, as well as the provisions, terms and conditions of each Lease shall in all respects be subordinate and junior to the lien of this Instrument.

         Section 2.03. Further Assurances. Mortgagor, at its sole cost and expense, shall (i) upon request of Mortgagee promptly correct any defect or error which may be discovered in this Instrument or any financing statement or other document relating hereto solely to the extent necessary to create, effectuate, complete, perfect, continue or preserve the lien of this Instrument on the Mortgaged Property, and (ii) promptly execute, acknowledge, deliver, record and re-record, register and re-register, and file and re-file this Instrument, any amendment to this Instrument and any financing statements or other documents which Mortgagee may request in writing from time to time (all in form and substance reasonably satisfactory to Mortgagee) in order (A) to create, effectuate, complete, perfect, continue or preserve the lien of this Instrument as a second priority lien on the Mortgaged Property, whether now owned or hereafter acquired, subject only to the matters set forth on Exhibit B attached hereto and made a part hereof, including the Superior Mortgage (hereinafter defined), and except for the Permitted Liens (as defined in the Indentures), or
(B) to create, effectuate, complete, perfect, continue, preserve or validate any right, power or privilege granted or intended to be granted to the Mortgagee hereunder or otherwise accomplish the purposes of this Instrument. To the extent permitted by law and to the extent that Mortgagor fails to do so as required hereunder, the Mortgagor hereby authorizes Mortgagee to file financing statements or continuation statements covering the Mortgaged Property.

         Section 2.04. Casualty Proceeds. Mortgagor hereby assigns to Mortgagee, as additional security, all proceeds or awards of damage resulting from a casualty event or condemnation proceedings or the taking of or injury to the Real Property for public use. All such proceeds or awards paid to Mortgagee hereunder shall be applied in accordance with the Indentures.

         Section 2.05. Inspections. Mortgagor hereby authorizes Mortgagee, its agents, employees and representatives, upon reasonable prior written notice to Mortgagor (except in an emergency or following the occurrence of any Trigger Event, in which case notice shall not be required) to visit and inspect the

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Mortgaged Property or any portion(s) thereof, all at such reasonable times and as often as Mortgagee may reasonably request.

         Section 2.06. Indemnity. Mortgagor hereby indemnifies Mortgagee or any person designated by it and keep Mortgagee or such person designated by it indemnified against any and all costs, claims and liabilities which it may incur as a result of anything done by it as an attorney-in-fact for Mortgagor in the proper exercise of any of the powers conferred, or purported to be conferred, thereon by this Instrument unless such cost, claim or liability arises as a result of the negligence or wilful misconduct of Mortgagee or such person designated by it. For clarification purposes, the indemnity in this Section 2.06 shall apply solely in those instances where Mortgagee or a Delegate acts as an attorney-in-fact for Mortgagor for purposes of this Instrument.

         Section 2.07. After Acquired Property Interests. All right, title and interest of Mortgagor in and to all of the Mortgaged Property, hereafter acquired by Mortgagor ("After Acquired Property Interests"), immediately upon such acquisition, without any further mortgage, conveyance, assignment or other act by Mortgagor, shall (to the fullest extent permitted by law) become subject to the lien of this Instrument as fully and completely, and with the same effect, as though owned by Mortgagor on the date hereof and specifically described in the granting clauses hereof. Mortgagor shall execute and deliver to Mortgagee all such other deeds of trust or mortgages and other agreements as Mortgagee may require for the purpose of expressly and specifically subjecting such After Acquired Property Interests to the lien of this Instrument. Mortgagor hereby irrevocably authorizes and appoints Mortgagee as the agent and attorney-in-fact of Mortgagor to execute all such documents and instruments on behalf of Mortgagor, which appointment shall be irrevocable and coupled with an interest, if the Mortgagor fails or refuses to do so within ten (10) days after written request therefor by Mortgagee.

         Section 2.08. Expenses and Costs. Mortgagor shall, from time to time and promptly on demand by Mortgagee reimburse to Mortgagee all costs and expenses (including legal fees) on a full indemnity basis incurred by Mortgagee and any Delegate in connection with:

         1. the execution, release and discharge of this Instrument and the security created hereby or intended to be created hereby in respect of the Mortgaged Property and the completion of the transactions and perfection of the security contemplated in this Instrument or forming part of the security created or intended to be created in respect of the Mortgaged Property;

         2. the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, Mortgagee or any Delegate, or any amendment or waiver in respect of this Instrument;

         3. the foreclosure (whether judicial or by power of sale) of any Mortgaged Property; and

         4. the preservation and/or enforcement of the security created hereby or intended to be created hereby in respect of the Mortgaged Property,

which shall carry interest from the date of such demand until so reimbursed at the rate and on the basis as mentioned in Clause 18.4 of the Intercreditor Agreement.

         Section 2.09. Taxes. Mortgagor shall pay, promptly on demand of Mortgagee all stamp, registration, notarial and other similar taxes or fees paid or payable by Mortgagee in connection with any action taken or contemplated by or on behalf of Mortgagee for perfecting, maintaining, enforcing, releasing, canceling, reassigning or resolving any doubt concerning, or for any other purpose in relation to

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this Instrument, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the security created hereby or intended to be created hereby in respect of the Mortgaged Property and shall, from time to time, indemnify Mortgagee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by Mortgagor or any delay by Mortgagor in paying any such taxes or fees.

                                   ARTICLE III

                               MORTGAGEE'S RIGHTS

         Section 3.01. Performance of Mortgagor's Obligations. Mortgagor agrees that, upon the occurrence of an Enforcement Event, Mortgagee may, but need not, make any payment or perform any act hereinbefore required of Mortgagor, in any form and manner deemed expedient. By way of illustration and not in limitation of the foregoing, Mortgagee may, but need not, (i) make full or partial payments of insurance premiums which are unpaid by Mortgagor, coordinate liens or encumbrances, if any, (ii) purchase, discharge, compromise or settle any tax lien or any other lien, encumbrance, suit, proceeding, title or claim thereof, or (iii) redeem all or any part of the Premises from any tax or assessment. All moneys paid for any of the purposes herein authorized and all other moneys advanced by Mortgagee to protect the Mortgaged Property and the lien hereof shall be additional Secured Obligations and shall become immediately due and payable without notice and shall bear interest thereon at the rate set forth in Clause 18.4 of the Intercreditor Agreement until paid to Mortgagee in full. In making any payment hereby authorized relating to taxes, assessments or prior or coordinate liens or encumbrances, Mortgagee shall be the sole judge of the legality, validity and priority thereof and of the amount necessary to be paid in satisfaction thereof.

                                   ARTICLE IV

                                REMEDIES & RIGHTS

         Section 4.01. Remedies of Mortgagee. Upon the occurrence of an Enforcement Event, Mortgagee may, without notice to or demand upon Mortgagor, declare this Instrument to be in default, and, in addition to all other rights and remedies at law or in equity available to Mortgagee or as otherwise provided for in the Intercreditor Agreement or the Indentures, to the extent permitted by applicable law, the following provisions shall apply:

                  (a) Mortgagee's Power of Enforcement. It shall be lawful for Mortgagee to immediately foreclose this Instrument by judicial action. The court in which any proceeding is pending for the purpose of foreclosure of this Instrument if such remedy is taken or any court of competent jurisdiction may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Secured Obligations, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the Secured Obligations hereby secured are made) for the benefit of Mortgagee, with power to collect the Rents, due and to become due, during such foreclosure suit or proceeding for such sale and the full statutory period of redemption, notwithstanding any redemption. The receiver, out of the Rents, when collected, may pay costs incurred in the management and operation of the Real Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property or the Personal Property, and may pay all or any part of the Secured Obligations or other sums secured hereby or any deficiency decree entered in such

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foreclosure proceedings. Upon or at any time after the filing of a suit to foreclose this Instrument, the court in which such suit is filed shall have full power to enter an order placing Mortgagee in possession of the Real Property with the same power granted to a receiver pursuant to this subparagraph and with all other rights and privileges of a mortgagee-in-possession under applicable law.

                  (b) Mortgagee's Right to Enter and Take Possession, Operate and Apply Income. To the fullest extent permitted by law, Mortgagee shall, at its option, have the right, acting through its agents or attorneys, either with or without process of law, forcibly or otherwise, to enter upon and take possession of the Real Property, expel and remove any persons, goods, or chattels occupying or upon the same, to collect or receive all the Rents, and to manage and control the same, and to lease the same or any part thereof, from time to time, and, after deducting all reasonable attorneys' fees and expenses, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, distribute and apply the remaining net income in accordance with the terms of the Intercreditor Agreement or upon any deficiency decree entered in any foreclosure proceedings.

         Section 4.02. Application of the Rents or Proceeds from Foreclosure or Sale. The Rents and the proceeds of any sale (through a foreclosure proceeding) shall be distributed and applied in accordance with the terms of the Intercreditor Agreement. In any foreclosure of this Instrument by judicial action, subject to the terms and provisions of the Intercreditor Agreement, there shall be allowed (and included in the decree for sale in the event of a foreclosure by judicial action) to be paid out of the Rents or the proceeds of such foreclosure proceeding and/or sale:

                  (a) Secured Obligations. All of the Secured Obligations and other sums secured hereby which then remain unpaid;

                  (b) Other Advances. All other items advanced or paid by Mortgagee pursuant to this Instrument, with interest thereon at the rate set forth in Clause 18.4 of the Intercreditor Agreement from the date of advancement; and

                  (c) Costs, Fees and Other Expenses. All court costs, reasonable in-house and outside attorneys' and paralegals' fees and expenses, costs of environmental surveys and guard or other security services, appraiser's fees, advertising costs, notice expenses, expenditures for documentary and expert evidence, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches and examinations, title guarantees, title insurance policies, surveys, and similar data with respect to title which Mortgagee may deem necessary. All such expenses shall become additional Secured Obligations and be immediately due and payable, with interest thereon at the rate set forth in Clause 18.4 of the Intercreditor Agreement, when paid or incurred by Mortgagee in connection with any proceedings, including, but not limited to, probate and bankruptcy proceedings, to which Mortgagee shall be a party, either as plaintiff, claimant or defendant, by reason of this Instrument or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced.

         Section 4.03. Cumulative Remedies; Delay or Omission Not a Waiver. Each remedy or right of Mortgagee shall not be exclusive of, but shall be in addition to, every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on the occurrence or existence of any Material Default or Enforcement Event shall impair any such remedy or right or be construed to be a waiver of any such Material Default or Enforcement Event or acquiescence therein, nor shall it affect any subsequent Material Default or Enforcement Material the same or different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by Mortgagee. The acceptance by

Mortgagee, any successor administrative agent or any secured party of any payment less than the amount of the Secured Obligation in question shall be deemed to be an acceptance on account only and shall not be construed as a waiver of any Material Default or Enforcement Event with respect thereto, and the acceptance by Mortgagee, any successor administrative agent or any secured party of any payment of, or on account of, any Secured Obligation shall not be deemed to be a waiver of any Material Default or Enforcement Event other occurrence hereunder or under any Relevant Documents with respect to any other Secured Obligation. If Mortgagee has proceeded to enforce any remedy or right hereunder or with respect hereto by foreclosure, entry or otherwise, it may compromise, discontinue or abandon such proceeding for any reason without notice to Mortgagor or any other party (except any other agent, the Secured Creditors or the other secured parties to the extent required by any Relevant Documents); and, if any such proceeding shall be discontinued, abandoned or determined adversely for any reason, Mortgagor and Mortgagee shall retain and be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the lien hereof except to the extent any such adverse determination specifically provides to the contrary.

         Section 4.04. Mortgagee's Remedies against Multiple Parcels. If more than one property, lot or parcel is covered by this Instrument, and if this Instrument is foreclosed upon, or judgment is entered upon any Secured Obligations, execution may be made upon any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same time, and foreclosure sales herein granted may likewise be conducted separately or concurrently, in each case at Mortgagee's election.

         Section 4.05. No Merger. In the event of a foreclosure of this Instrument or any other mortgage or deed of trust securing the Secured Obligations, the Secured Obligations then due to the Mortgagee shall not be merged into any decree of foreclosure entered by the court, and Mortgagee may concurrently or subsequently seek to foreclose one or more other deeds of trust which also secure said Secured Obligations.

         Section 4.06. Waivers by Mortgagor. To the fullest extent permitted under applicable law, Mortgagor shall not assert, and hereby irrevocably waives, any right or defense Mortgagor may have under any statute or rule of law or equity now or hereafter in effect relating to (a) homestead exemption, extension, moratorium, stay, redemption, marshaling of the Mortgaged Property or the other assets of Mortgagor, sale of the Mortgaged Property in any order or notice of deficiency or intention to accelerate any Secured Obligation, (b) impairment of any right of subrogation or reimbursement, (c) any requirement that at any time any action must be taken against any other party, any portion of the Mortgaged Property or any other asset of Mortgagor or any other party,
(d) any provision barring or limiting the right of Mortgagee to sell any Mortgaged Property after any other sale of any other Mortgaged Property or any other action against Mortgagor or any other party, (e) any provision barring or limiting the recovery by Mortgagee of a deficiency after any sale of the Mortgaged Property, (f) any other provision of applicable law which shall defeat, limit or adversely affect any right or remedy of Mortgagee or any secured party under or with respect to this Instrument or any other Relevant Documents as it relates to any Mortgaged Property, (g) the right of Mortgagee to foreclose this Instrument in its own name on behalf of all of the secured parties by judicial action as the real party in interest without the necessity of joining any secured party, or (h) the Guarantees, including, without limitation, notice of existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Mortgagor or the Issuer, Mortgagee or any Secured Creditor or on the part of any person whomsoever under the Intercreditor Agreement, this Instrument or any of the other Relevant Documents in connection with any obligation or evidence of indebtedness held by Mortgagee, as Security Trustee for the Secured Creditors or held by any of the Secured Creditors. Appraisement of the Premises is hereby expressly waived, at the option of Mortgagee, which such option shall be executed prior to the time any judgment is tendered at foreclosure.

         Section 4.07. Jurisdiction and Process. (a) To the extent permitted under applicable law, in any suit, action or proceeding arising out of or relating to this Instrument or any other Relevant Documents insofar and only insofar as it relates to any Mortgaged Property, Mortgagor (i) irrevocably consents to the non-exclusive jurisdiction of any state or federal court sitting in which the Premises is located and irrevocably waives any defense or objection which it may now or hereafter have to the jurisdiction of such court or the venue of such court or the convenience of such court as the forum for any such suit, action or proceeding, and (ii) irrevocably consents to the service of (A) any process in accordance with applicable law in any such suit, action or proceeding, or (B) any notice relating to any sale, or the exercise of any other remedy by Mortgagee hereunder by mailing a copy of such process or notice by United States registered or certified mail, postage prepaid, return receipt requested to Mortgagor at its address specified in or pursuant to Section 5.01; such service to be effective in accordance with applicable law.

                  (b) Nothing in this Section shall affect the right of Mortgagee to bring any suit, action or proceeding arising out of or relating to this Instrument, or any other Relevant Documents in any court having jurisdiction under the provisions therein or applicable law or to serve any process, notice of sale or other notice in any manner permitted by this Instrument, the other Relevant Documents or applicable law.

         Section 4.08. Concerning Mortgagee. (a) Mortgagee is authorized to take all such action as is provided to be taken by it as Mortgagee hereunder and all such other action incidental thereto subject to the terms and provisions of the Intercreditor Agreement. As to any matters not expressly provided for herein (including the timing and methods of realization upon the Mortgaged Property), Mortgagee shall, in addition, act or refrain from acting in accordance with the terms and provisions of the Intercreditor Agreement. Mortgagee shall not be responsible for the existence, genuineness or value of any of the Mortgaged Property or for the validity, perfection, priority or enforceability of the lien of this Instrument on any of the Mortgaged Property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. Mortgagee shall have the right, but shall have no duty, to ascertain or inquire as to the performance or observance of any of the terms of this Instrument by Mortgagor.

                  (b) Mortgagee may, at any time delegate by power of attorney or otherwise to any person(s) or entity(ies) the ability to exercise any or all of the rights, powers and discretions vested in it by this Instrument or appoint any person or entity to act as additional Mortgagee or as co-trustee for the purpose of this Instrument, in accordance with and subject to the terms of Clause 16 of the Intercreditor Agreement.

                  (c) In the event that Mortgagee acts as Mortgagor's attorney in fact or otherwise as its agent as provided for under this Instrument, Mortgagor shall ratify and confirm all things done and all documents executed by Mortgagee in the exercise or purported exercise of all or any of such powers or acts.

                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.01. Notices. Except as otherwise provided herein, all communication required or permitted to be given in connection with this Instrument shall be in writing, and shall be given or served in the manner and to the address, and deemed received, as provided in clause 20 of the Intercreditor Agreement.

         Section 5.02. Extension of Payments and Other Modifications. Mortgagor agrees that, without affecting the liability of any person for payment of the Secured Obligations or affecting the lien of this Instrument upon the Mortgaged Property or any part thereof (other than persons or property explicitly released as a result of the exercise by Mortgagee of its rights and privileges hereunder), Mortgagee may (without obligation), at any time and from time to time, on request of the Mortgagor made in accordance with the terms and provisions of the Intercreditor Agreement, without notice to any person liable for payment of any Secured Obligations or to any other person or entity, extend the time, or agree to alter or amend the terms of payment of such Secured Obligations; provided, however, that such actions of Mortgagee are expressly limited by the terms and provisions of the Intercreditor Agreement. Mortgagor further agrees that any part of the security herein described may be released with or without consideration without affecting the remainder of the Secured Obligations, the remainder of the security or the lien of this Instrument.

         Section 5.03. Governing Law. Mortgagor agrees that this Instrument is to be construed, governed and enforced in accordance with the laws of the Commonwealth. Wherever possible, each provision of this Instrument shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Instrument shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Instrument.

         Section 5.04. Satisfaction of Mortgage. Upon satisfaction of the conditions set forth in Section 5.3 of the Intercreditor Agreement, this conveyance or lien shall be null and void and, upon demand therefor following such satisfaction, a satisfaction of mortgage in recordable form and any other documents required to release the lien of this Instrument shall promptly be provided by Mortgagee to Mortgagor, at Mortgagor's sole expense, without recourse to, or any representation or warranty by, the Mortgagee or any of its nominees.

         Section 5.05. Successors and Assigns Included in Parties. This Instrument shall be binding upon the Mortgagor and upon the successors, assigns and vendees of the Mortgagor and shall inure to the benefit of the Mortgagee's successors and assigns and any principals it represents as agent; all references herein to the Mortgagor and to the Mortgagee shall be deemed to include their successors and assigns and, as to Mortgagee, any principals it represents as agent. Mortgagor's successors and assigns shall include, without limitation, a receiver or debtor in possession of or for the Mortgagor. Wherever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

         Section 5.06. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor agrees, to the full extent permitted by law, that in case of an Enforcement Event, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, or extension laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereat, and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety. Mortgagor represents that it has been authorized to, and Mortgagor does hereby waive to the full extent permitted by law any and all statutory or other rights of redemption under any order or decree of foreclosure of this Instrument, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof.

         Section 5.07. Interpretation with Other Documents. Notwithstanding anything in this Instrument to the contrary, (a) in the event of a conflict or inconsistency between this Instrument and the provisions of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall govern and (b) the exercise of any right or remedy by Mortgagee under this Instrument shall be done in accordance with and is subject to the terms and provisions of the Intercreditor Agreement.

         Section 5.08. Future Advances. The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Instrument shall secure unpaid balances of loan advances and other extensions of credit made after this Instrument is delivered to the appropriate recording offices of the Commonwealth, whether such advances or extensions of credit made are obligatory or otherwise, and such future advances or extensions of credit shall be secured to the same extent as if such advances or extensions of credit were made on the date hereof, although there may be no advance or extension of credit made at the time of the execution hereof and although there may be no indebtedness outstanding at the time any advance or extension of credit is made. Such unpaid balances of loan advances and other extensions of credit may or may not be evidenced by notes executed pursuant to the applicable Relevant Documents.

         Section 5.09. Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained in this Instrument shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in any other Relevant Documents shall not be in any way affected, prejudiced or disturbed thereby. In the event that the application of any of the covenants, agreements, terms or provisions of this Instrument is held to be invalid, illegal or unenforceable, those covenants, agreements, terms and provisions shall not be in any way affected, prejudiced or disturbed when otherwise applied.

         Section 5.10. Changes. Neither this Instrument nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by Mortgagor and Mortgagee relating to this Instrument shall be superior to the rights of the holder of any intervening lien or encumbrance.

         Section 5.11. Marshalling of Assets. Notice is hereby given that no holder of any mortgage, lien or other encumbrance affecting all or a part of the Mortgaged Property which is inferior to the lien of this Instrument shall have any right to require the Mortgagee to marshal assets.

         Section 5.12. Time of Essence. Time is of the essence with respect to the provisions of this Instrument.

         Section 5.13. Superior Mortgage. Notwithstanding anything to the contrary contained in this Instrument, Mortgagee hereby acknowledges and agrees that all rights of Mortgagee with respect to the Mortgaged Property and all terms, covenants and conditions under this Instrument as they relate solely and specifically to the Mortgaged Property are subject and subordinate to the rights of Liberty Funding, L.L.C., and its successors and assigns ("Superior Mortgagee") (including, without limitation, Superior Mortgagee's rights to insurance proceeds and condemnation awards) under that certain Open-End Mortgage and Security Agreement dated as of March 26, 2003 (the "Superior Mortgage"), and intended to be recorded prior to the recording of this Instrument in the real estate records of Allegheny County,

Pennsylvania; provided, that, nothing contained in this Section 5.13 shall be deemed to limit, restrict or reduce in any way any other rights or remedies of Mortgagee against Mortgagor under the Intercreditor Agreement and the other Relevant Documents as to any collateral other than with respect to the Mortgaged Property.

         Section 5.14. Relevant Documents Revisions. In this Instrument, references to this Instrument or to easement agreements, Leases, the Intercreditor Agreement, and any other Relevant Documents include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications, to the extent applicable, and any refinancings and refundings thereof, in whole or in part.

         Section 5.15. WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE EXPRESSLY AND VOLUNTARILY WAIVE ANY AND ALL RIGHTS, WHETHER ARISING UNDER THE UNITED STATES OR ANY STATE CONSTITUTION, ANY RULES OF CIVIL PROCEDURE, COMMON LAW OR OTHERWISE, TO DEMAND A TRIAL BY JURY IN ANY ACTION, LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS INSTRUMENT OR THE OTHER RELEVANT DOCUMENTS, ANY AGREEMENTS ARISING UNDER OR RELATING TO THIS INSTRUMENT, ANY MORTGAGED PROPERTY SECURING THE SECURED OBLIGATIONS, OR THE DEALINGS OR RELATIONSHIPS BETWEEN MORTGAGOR AND MORTGAGEE. NEITHER MORTGAGOR NOR MORTGAGEE, INCLUDING ANY ASSIGNEE OR SUCCESSOR OF MORTGAGOR OR MORTGAGEE, SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION. NEITHER MORTGAGOR NOR MORTGAGEE SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION WHEN A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER MORTGAGOR NOR MORTGAGEE HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         Section 5.16. Reduction of Secured Amount. In the event that the maximum principal amount secured by this Instrument is less than the aggregate Secured Obligations then the amount secured hereby shall be reduced only by the last and final sums that the Mortgagor repays with respect to the Secured Obligations and shall not be reduced by any intervening repayments of the Secured Obligations. So long as the balance of the Secured Obligations exceeds the amount secured hereby, any payments of the Secured Obligations shall not be deemed to be applied against, or to reduce, the portion of the Secured Obligations secured by this Instrument. Such payments shall instead be deemed to reduce only such portions of the Secured Obligations as are secured by deeds of trust or mortgages encumbering real property located outside the Commonwealth of Pennsylvania which secure the entire Secured Obligations (except to the extent, if any, that specific deeds of trust or mortgages in such states contain specific limitations on the amount secured).

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, this Instrument is executed as of the day and year first above written by the person or persons identified below on behalf of Mortgagor (and said person or persons hereby represent that they possess full power and authority to execute this Instrument).

                                         MORTGAGOR:

Attest:                                  MARCONI COMMUNICATIONS, INC.
                                         a Delaware corporation

By: _______________________________      By: ___________________________________
    Name:  GLENN R. HACKER                   Name:  Patricia A. Hoffman
    Title: ASSISTANT SECRETARY               Title: Authorized Signatory

STATE OF ILLINOIS )
                                     )     ss:
COUNTY OF DU PAGE                    )

                  On this 15TH day of MAY, 2003, before me, the undersigned officer, personally appeared Patricia A. Hoffman, who acknowledged herself to be the Authorized Signatory of MARCONI COMMUNICATIONS, INC., a Delaware corporation, and that she as such Authorized Signatory of such corporation, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by herself as Authorized Signatory of such corporation.

                  In Witness Whereof, I hereunto set my hand and official seal.

                                     TERESA M. DARZINS
                                     Notary Public

My Commission Expires: 5/ 19/ 03               (OFFICIAL SEAL TERESA M. DARZINS)

                            CERTIFICATE OF RESIDENCE

I, EMMA ALESII , hereby certify that the address of the Mortgagee is Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom.

                           By: ______________________________

                           Name: EMMA ALESII

                           Title: ATTORNEY FOR THE SECURITY TRUSTEE
                                  ---------------------------------

                                    EXHIBIT A

                                                  Allegheny County, Pennsylvania
                   1000 Marconi Drive, Warrendale (Marshall Township), PA  15086

                        Legal Description of the Premises

FIRST DESCRIBED

ALL THAT CERTAIN lot situate in the Township of Marshall, County of Allegheny and Commonwealth of Pennsylvania, being designated as Lot I on a subdivision plan titled Fore Systems Plan of Lots Revised, recorded in the Recorder's Office of Allegheny County in Plan Book Volume 212, pages 102 to 105, bounded and described as follows:

BEGINNING at a point on the Westerly line of Brush Creek Road, variable width, said point being the Northeast corner of Lot I in the Fore Systems Plan of Lots Revised, said point also being on the Northwest line of Lot I in the Lang Partnership Plan of Lots No. 1, as recorded in Plan Book Volume 145, pages 117 and 118; thence along the dividing line between Lot 1 in the Fore Systems Plan of Lots Revised and Lots I and 2 in the Lang Partnership Plan of Lots No. 1, South 44(degree)15'39" West, 481.25 feet to a point at the Northeast corner of property now or formerly of the County of Allegheny; thence along the dividing line of Lot I in the Fore Systems Plan of Lots Revised and property now or formerly of the County of Allegheny, South 46(degree)54'44" West 522.60 feet to a point at the common corner of Lot I and Lot 2 in the Fore Systems Plan of Lots Revised; thence along the dividing line between Lot 1 and Lot 2 in the Fore Systems Plan of Lots Revised, the following nine (9) courses and distances, viz:
North 47(degree)44'08" West, 622.34 feet to a point: thence North 12(degree)08'22" West, 173.41 feet to a point; thence North 52(degree)54'13" West, 111.32 feet to a point; thence North 02(degree)08'38" West, 170.09 feet to a point; thence by an arc of a circle deflecting to the left in a Northeastwardly direction, having a radius of 2,515.00 feet and an arc distance of 108.35 feet (chord bearing and distance, North 86(degree)48'29" West, 108.34 feet) to a point of reverse curve; thence by an arc of a circle deflecting to the right in a Southeastwardly direction, having a radius of 218.00 feet and an arc distance of 128.71 feet (chord bearing and distance, South 77(degree)30'44" East, 126.85 feet) to a point; thence North 28(degree)17'39" East, 297.08 feet to a point; thence North 87'0925" East, 315_64 feet to a point; thence North 44(degree)08'45" East, 185.00 feet to a point on the westerly line of Brush Creek Road, variable width; thence along the westerly line of Brush Creek Road, variable width, the following five (5) courses and distances, viz: South 45(degree)51'15" East, 105.49 feet to a point; thence by an arc of a circle deflecting to the right in a Southeastwardly direction, having a radius of 1,875.00 feet and an arc distance of 116 .I7 feet to a point; thence South 42(degree)18'15" Fast, 127.49 feet to a point thence by an arc of a circle deflecting to the left in a Southeastwardly direction, having a radius of 6,800.00 feet and an arc distance of 356.04 fat to a point; thence South 45(degree)18'15" East, 5.71 feet to a point at the place of beginning.

Containing 861,250.27 square feet or 19,772 acres.

Being designated as Block 9923-X, Lot 88152 in the Deed Registry Office of Allegheny County, Pennsylvania.

SECOND DESCRIBED

ALL THAT CERTAIN lot situate in the Township of Marshall, County of Allegheny and Commonwealth of Pennsylvania, being designated as Lot 2 on a subdivision plan titled Fore Systems Plan of Lots Revised, recorded in the Recorder's Office of Allegheny County in Plan Book Volume 212, pages 102 to 105, being bounded and described as follows.

BEGINNING at a point on the Southerly line of Knob Road, 41.50 feet wide, said point being the Northwest corner of Lot 2 in the Fore Systems Plan of Lots Revised, said point also being the Northeast corner of Lot 3 in the Fore Systems Plan of Lots Revised; thence along the dividing line between Lot 2 and Lot 3, the following eight (8) courses and distances, viz: South 00(degree)29'53" West,
250.00 feet to a point; thence South 73(degree)26'50' West, 464.95 feet to a point; thence North 86(degree)20'08" West, 138.14 feet to a point; thence South 02(degree)t 1'33" West, 350.00 feet to a point; thence South 41(degree)2523" East, 170.00 feet to a point; thence South 26(degree)43'39" East, 204.75 feet to a point; thence South 18(degree)58'59" East, 192.82 feet to a point; thence South 47(degree)29'15" East, 612.36 feet to a point on the Northerly line of property now or formerly of the County of Allegheny, said point also being the Southwest corner of Lot 2 in the Fore Systems Plan of Lots Revised; thence along the dividing line of Lot 2 and property now or formerly of the County of Allegheny, North 46(degree)54'44" East, 267.30 feet to a point at the common corner of Lot 2 and Lot 1 in the Fore Systems Plan of Lots Revised; thence along the dividing line between Lot 2 and Lot l in the Fore Systems Plan of Lots Revised, the following nine (9) courses and distances, viz: North 47(degree)44'08" West, 622.34 feet to a point; thence North 12(degree)08'22" West, 173.41 feet to a point: thence North 52(degree)54'13" West, 111-32 feet to a point; thence North 02"08'38" West, 170.09 feet to a point, thence by an arc of a circle deflecting to the left in a Northeastwardly direction, having a radius of 2,515_00 feet and an arc distance of 108.35 feet (chord bearing and distance, North 86(degree)48'29" West, 108_34 feet) to a point of reverse curve; thence by an arc of a circle deflecting to the right in a Southeastwardly direction, having a radius of 218.00 feet and an arc distance of 128.71 feet (chord bearing and distance. South 77(degree)30'44" East, 126_85 feet) to a point; thence North 28(degree)17 39" East, 297.08 feet to a point; thence North 87(degree)09'25" East, 315.64 feet to a point; thence North 44(degree)08'45" East, 185.00 feet to a point on the westerly line of Brush Creek Road, variable width; thence along the westerly lire of Brush Creek Road, variable width, North 45(degree)51'15" West, 316.92 feet to a point on the Southerly line of Knob Road, 41.50 feet wide; thence along the Southerly line of Knob Road, the following three (3) courses and distances, viz: by an arc of a circle deflecting to the left in a Southwestwardly direction, having a radius of 50_00 feet and an arc distance of 39.10 feet to a point; thence South 89(degree)2025" West, 188.02 feet to a point; thence North 89(degree)30'07" West, 88.71 feet to a point at the place of beginning.

Containing 650,301.86 square feet or 14,929 acres.

Being designated as Block 9923-X, Lot 88153 in the Deed Registry Office of Allegheny County, Pennsylvania.

THIRD DESCRIBED

ALL THAT CERTAIN lot situate in the Township of Marshall, County of Allegheny and Commonwealth of Pennsylvania, being designated as Lot 3 on a subdivision plan titled Fore Systems Plan of Lots Revised, recorded in the Recorder's Office of Allegheny County in Plan Book Volume 212, pages 102 to 105, bounded and described as follows:

BEGINNING at a point on the Southerly line of Knob Road, 41.50 feet wide, said point being the Northwest corner of Lot 3 in the Fore Systems Plan of Lots; thence along the Southerly line of Knob Road, the following nine (9) courses and distances, viz: by an arc of a circle deflecting to the left in a Northeastwardly direction, having a radius of 41,975.00 feet and an arc distance of 38.72 feet to a point;

thence North 87(degree)19'04" East, 216.34 feet to a point; thence North 87(degree)38'22" Fast, 631.36 feet to a point; thence by an arc of a circle deflecting to the left in a Northeastwardly direction, having a radius of 2,450.00 feet and an arc distance of 62.98 feet to a point; thence North 86(degree)10'00" East, 28.06 feet to a point; thence by an arc of a circle deflecting to the right in a Northeastwardly direction, having a radius of 5,425.00 and an arc distance of 113.75 feet to a point; thence North 87(degree)22'05" East, 169.83 feet to a point; thence by an are of a circle deflecting to the right in a Northeastwardly direction, having a radius of 2,675_00 feet and an arc distance of 146.13 feet to a point; thence South 89(degree)30'07' Fast, 35.62 feet to a point at the Northeast corner of Lot 3 in the Fore Systems Plan of Lots Revised, said point also being the Northwest corner of Lot 2; thence along the dividing line between Lot 3 and Lot 2, the following eight (8) courses and distances, viz: South 00(degree)29'53" West,
250.00 feet to a point; thence South 73(degree)26'50" West, 464.95 feet to a point; thence North 86'20'08" West, 138.14 feet to a point; thence South 02(degree)11'33" West, 350.00 feet to a point; thence South 41(degree)2523' Fast, 170.00 feet to a point; thence South 26(degree)43'39" East, 204_75 feet to a point; thence South 18(degree)58'59" East, 192.82 feet to a point; thence South 47(degree)29'15" East, 612.36 feet to a point on the Northerly line of property now or formerly of the County of Allegheny, said point also being the Southeast corner of Lot 3 in the Fore Systems Plan of Lots Revised thence along the dividing line of Lot 3 and property now or formerly of the County of Allegheny, South 46(degree)54'44" West, 34.59 feet to a point; thence continuing along said dividing tine, South 49(degree)0733" West, 704.96 feet to a point at the common corner of Lot 4 and Lot 3 in the Fore Systems Plan of Lots Revised; thence along the dividing line between Lot 4 and Lot 3 in the Fore Systems Plan of Lots Revised, the following nine (9) courses and distances, viz North 30(degree)1621" West, 464.81 feet to a point; thence by an arc of a circle deflecting to the left in a Northeastwardly direction, having a radius of 516.00 feet and an arc distance of 154.70 feet to a point; thence North 42(degree)30'45" East, 283.71 feet to a point; thence North 45(degree)43'00" West, 587.23 feet to a point; thence South 84(degree)55'17" West, 94.52 feet to a point; thence South 05(degree)04'43" Fast, 91.68 feet to a point; thence by an arc of a circle deflecting to the right in a Southwestwardly direction, having a radius of 185.00 feet and an arc distance of 106.48 feet to a point; thence North 63"13'37" West, 579.82 feet to a point; thence North 02(degree)17'22" West, 879.76 feet to a point at the place of beginning.

Containing 1,463,345.09 square feet or 33.594 acres.

Being designated as Block 9923-X, Lot 88154 and Block 9923-X, Lot 88150 in the Deed Registry Office, of Allegheny County, Pennsylvania.

FOURTH DESCRIBED

ALL THAT CERTAIN lot situate in the Township of Marshall, County of Allegheny and Commonwealth of Pennsylvania, being designated as Lot 4 on a subdivision plan titled "Fore Systems Plan of Lots Revised" dated September 11, 1996, last revised December 1, 1998, and recorded in the Allegheny County Recorder of Deeds Office in Plan Book Volume 212, pages 102 to 105, being bounded and described as follows:

BEGINNING at a point on the Southerly line of Knob Road, 41.50 feet wide, said point also being the Northwest corner of Lot 4 in the Fore Systems Plan of Lots Revised, and also being the Northeast corner of property now or formerly of the County of Allegheny as recorded in Deed Book Volume 4483, page 66, and Deed Book Volume 6551, page 243; thence along the dividing line between Lot 4 in the Fore Systems Plan of Lots Revised and property now or formerly of the County of Allegheny, the following six (6) courses and distances, via: South 44"03'59" East, 186.32 feet to a point; thence South 07(degree)5129" East, 1,794.26 feet to a point; thence South 42(degree)49"21" East, 375.00 feet to a point: thence South 7t(degree)03'04" East, 509.71 feet to a point; thence North 37(degree)03'18" East, 226.12 feet to a point; thence North 49(degree)07'33" East, 203.00 feet to a point at the common corner of Lot 4 and Lot 3 in the Fore Systems Plan of Lots

Revised; thence along the dividing line between Lot 4 and Lot 3 in the Fore Systems Plan of Lots Revised, the following nine (9) courses and distances, via North 30(degree)16'21" West, 464.81 feet to a point; thence by an arc of a circle deflecting to the left in a Northeastwardly direction, having a radius of
516.00 feet and an arc distance of 154.70 feet to a point; thence North 42(degree)3045" East, 283.71 feet to a point; thence North 45(degree)43'00" West, 587.23 feet to a point; thence South 84(degree)55'17" West, 94.52 feet to a point; thence South 05(degree)04'43" East, 91.68 feet to a point; thence by an arc of a circle deflecting to the right in a Southwestwardly direction, having a radius of 185.00 feet and an arc distance of 106.48 feet to a point; thence North 63(degree)13'37" West, 579.82 feet to a point; thence North 02(degree)1722" West, 879.76 feet to a point on the Southerly line of Knob Road,
41.50 feet wide; thence along the Southerly line of Knob Road, 4150 feet wide, by an arc to a circle deflecting to the right in a Southwestwardly direction, having a radius of 41,975.00 feet and an arc distance of 399.30 feet to a point at the place of beginning.

Containing 1,441,364.07 square feet or 33.089 acres.

Being designated as Block 9923-X, Lot 88155 and Block 9923-X, Lot 88151 in the Deed Registry Office of Allegheny County, Pennsylvania.

FIRST, SECOND, THIRD AND FOURTH TOGETHER DESCRIBED

ALL THAT CERTAIN lot situate in the Township of Marshall, County of Allegheny and Commonwealth of Pennsylvania, being designated as Lots 1 through 4 on a subdivision plan titled Fore Systems Plan of Lots Revised, recorded in the Recorder's Office of Allegheny County in Plan Book Volume 212, pages 102 to 105, bounded and described as follows:

BEGINNING at a point on the Westerly line of Brush Creek Road, variable width, said point being the Northeast corner of Lot 1 in the Fore Systems Plan of Lots Revised, said point also being on the Northwest line of Lot 1 in the Lang Partnership Plan of Lots No. l, as recorded in Plan Book Volume 145, pages 117 and 118; thence along the dividing line between Lot 1 in the Fore Systems Plan of Lots Revised and Lots I and 2 in theLang Partnership Plan of Lots No.1, South 44(degree)15'39" West, 481.25 feet to a point at the Northeast corner of property now or formerly of the County of Allegheny; thence along the dividing line of Lots 1, 2 and 3 in the Fore Systems Plan of Lots Revised and property now or formerly of the County of Allegheny, South 46(degree)5444" West, 824.49 feet to a point; thence along the dividing tine of Lots 3 and 4 in the Fore Systems Plan of Lots Revised and property now or formerly of the County of Allegheny, South 49(degree)07'33" West, 907.95 feet to a point; thence along the dividing line of Lot 4 in the Fore Systems Plan of Lots Revised and property now or formerly of the County of Allegheny, the following five (5) courses and distances, viz: South 37(degree)03'18" West, 226.12 feet to a point; thence North 71(degree)03'04" West, 509.71 feet to a point; thence North 42(degree)49'21" West, 375.00 feet to a point; thence North 07(degree)5129" West, 1,794.26 feet to a point; thence North 44(degree)03'59" West, 186.32 feet to a point on the Southerly line of Knob Road, 41.50 feet wide, also being the Northwest corner of Lot 4 in the Fore Systems Plan of Lots Revised; thence along the Southerly line of Knob Road, 41.50 feet wide, following eleven (11) courses and distances, viz: by an arc to a circle deflecting to the left in a Northeastwardly direction, having a radius of 41,975.00 feet and an are distance of 438.02 feet to a point. thence North 87(degree)19'04" Easy 216.34 feet to a point; thence North 87(degree)3822" East, 631.36 feet to a point; thence by an arc of a circle deflecting to the left in a Northeastwardly direction, having a radius of 2,450.00 feet and an arc distance of 62.98 feet to a point; thence North 86(degree)10'00" East, 28.06 feel to a point; thence by an arc of a circle- deflecting to the right in a Northeastwardly direction, having a radius of 5,425.00 feet and an art: distance of 113.75 feet to a point; thence North 87(degree)22'05" East, 169.83 feet to a point; thence by an arc of a circle deflecting to the right in a Northeastwardly direction, having a radius of 2,675.00 feet and an arc distance of 146.13 feet to a point; thence South 89(degree)30'07" East, 124.33 feet to a point; thence North

89(degree)20'25" East, 188.02 feet to a point, thence by an arc of a circle deflecting to the right in a Southeastwardly direction, having a radius of 50_00 feet and an arc distance of 39.10 feet to a point on the westerly line of Brush Creek Road, variable width; thence along the westerly line of Brush Creek Road, variable width, the following five (5) courses and distances, viz:, South 45(degree)51'15" East, 422.41 feet to a point; thence by an arc of a circle deflecting to the right in a Southeastwardly direction, having a radius of 1,875.00 feet and an arc distance of 116.17 feet to a point; thence South 42(degree)18'15" East, 127.49 feet to a point; thence by an arc of a circle deflecting to the left in a Southeastwardly direction, having a radius of 6,800.00 feet and an arc distance of 356.04 feet to a point; thence South 45(degree)19'15" East, 5.71 feet to a point at the place of beginning.

Containing 4,416,261.17 square feet or 101.383 acres_

BEING the same premises which Allegheny County by Deed dated 10/17/1995 and recorded 10/20/1995 in the County of Allegheny in Deed Book Volume 9564 page 650, granted and conveyed unto Fore Systems, Inc., a Delaware corporation, in fee.

BEING the same premises which Allegheny County by Deed dated 10/17/1995 and recorded 10/20/1995 in the County of Allegheny in Deed Book Volume 9565 page 49, granted and conveyed unto Fore Systems, Inc., a Delaware corporation, in fee.

BEING the same premises which Allegheny County by Deed dated 11/3/1998 and recorded 12/3/1998 in the County of Allegheny in Deed Book Volume 10367 page 634, granted and conveyed unto Fore Systems, Inc., a Delaware corporation, in fee.

AND the said Fore Systems, Inc. is now known as Marconi Communications, Inc., a Delaware corporation, in fee.

                                    EXHIBIT B

                           Permitted Title Exceptions

1. The following matters set forth on the Fore Systems Plan of Lots recorded in Plan Book Volume 194 pages 130 to 133 and on the Fore Systems Plan of Lots Revised recorded 12/16/1998 in Plan Book Volume 212 pages 102 to 105:

         a.       Fifty foot building setback line along Knob Road;

         b.       Fifty foot building setback line along Brush Creek Road;

         c.       Five hundred foot Corridor Enhancement District boundary;

         d.       Thirty foot wide easement for ingress, egress and regress;

         e. Twenty-five foot wide trail easement crossing Lots No. 2, 3 and 4;

         f. Notation on Plan that all sanitary sewer easements are dedicated for the benefit of the Marshall Township Municipal Sanitary Authority.

2. Easement Agreement between Fore Systems, Inc. and the Township of Marshall dated 12/14/1995 and recorded in Deed Book Volume 9625 page 153.

3. Right-of-way from Fore Systems, Inc. to Pennsylvania Power Company dated 10/31/1996 and recorded in Deed Book Volume 9832 page 127.

4. Right-of-way from Fore Systems, Inc. to Columbia Gas of Pennsylvania, Inc. dated 4/22/1996 and recorded in Deed Book Volume 9856 page 457.

5. Right-of-way from Fore Systems, Inc. to Pennsylvania Power Company dated 4/2/1996 and recorded in Deed Book Volume 9698 page 59.

6. Sewer Line Easement Agreement between Fore Systems, Inc. and Marshall Township Municipal Sanitary Authority dated 12/20/1996 and recorded in Deed Book Volume 9853 page 370.

7. Deed of Dedication for roadway purposes between Fore Systems, Inc. and County of Allegheny dated 4/18/1996 and recorded in Deed Book Volume 9687 page 144.

8. Right-of-way Agreement from Fore Systems, Inc. to Pennsylvania Power Company dated 2/28/2000 and recorded in Deed Book Volume 10751 page
         256. (As to Fourth Parcel).

9. ALTA/ACSM Land Title Survey prepared by Civil & Environmental Consultants, Inc., Pittsburgh, PA dated 1/10/03 discloses the following:

         a. overhead and underground utilities;

         b. satellite easements for parking areas.

10. Mortgage dated March 26, 2003 by Marconi Communications, Inc. to Liberty Funding, L.L.C. securing $22,500,000.00 and recorded on March 28, 2003 in Mortgage Book Volume 24503 page 534.

11. Assignment of Leases and Rents dated March 26, 2003 by Marconi Communications, Inc. to Liberty Funding, L.L.C. regarding Mortgage securing $22,500,000.00 and recorded on March 28, 2003 in Deed Book Volume 11607 page 584.

12. UCC Financing Statement from Marconi Communications, Inc., as debtor, to Liberty Funding, L.L.C., as secured party, regarding Mortgage securing $22,500,000.00 and filed on March 28, 2003 as Instrument No. 59931.

13. UCC Financing Statement from Marconi Communications, Inc., as debtor, to The Law Debenture Trust Corporation p.l.c., as security trustee, as secured party, to be filed in Allegheny County.

                                      B-2